Exhibit 99.1

ConocoPhillips Reports First-Quarter 2022 Results; Announces Increase in Planned 2022 Return of Capital to $10 Billion and Declares Quarterly Dividend and Variable Return of Cash Distribution

HOUSTON--(BUSINESS WIRE)--May 5, 2022--ConocoPhillips (NYSE: COP) today reported first-quarter 2022 earnings of $5.8 billion, or $4.39 per share, compared with first-quarter 2021 earnings of $1.0 billion, or $0.75 per share. Excluding special items, first-quarter 2022 adjusted earnings were $4.3 billion, or $3.27 per share, compared with first-quarter 2021 adjusted earnings of $0.9 billion, or $0.69 per share. Special items for the current quarter were primarily comprised of a tax benefit related to closure of an audit, a gain associated with the Indonesia divestiture and a gain on Cenovus Energy (CVE) equity.

In addition, ConocoPhillips today announced a $2 billion increase in expected 2022 returns of capital to $10 billion. The company declared both an ordinary dividend of 46 cents per share and a third-quarter variable return of cash (VROC) payment of 70 cents per share.

“The first quarter saw all aspects of the business running well as we continued to deliver on our strategic, financial, and operational plans,” said Ryan Lance, chairman and chief executive officer. “We efficiently and safely delivered on our capital scope, enhanced our balance sheet strength and closed strategic transactions that further optimize our diverse, low-cost of supply portfolio. We also increased our targeted 2022 returns to shareholders by an additional 25%, to a new total of $10 billion, as we continue to execute on all elements of our Triple Mandate.”

First-Quarter Highlights and Recent Announcements

  Announced an increase in expected 2022 returns of capital to shareholders to a total of $10 billion, with the incremental $2 billion to be distributed through share repurchases and VROC tiers.
  Distributed $2.3 billion to shareholders through a three-tier return of capital framework, including $0.9 billion through the ordinary dividend and VROC and $1.4 billion through share repurchases.
  Generated cash provided by operating activities of $5.1 billion and cash from operations (CFO) of $7.0 billion.
  Continued to integrate and optimize the recently acquired Permian assets while efficiently and safely executing company-wide capital programs, delivering record production of 1,747 MBOED in the quarter.
  Received 20-year production license extension in the Norway Greater Ekofisk Area from 2028 to 2048.
  Accelerated progress towards the company’s debt reduction target while executing debt transactions that will result in lower annual cash interest expense.
  Closed the purchase of an additional 10% interest in APLNG for $1.4 billion in cash.
  Divested $1.4 billion of noncore assets during the quarter and an additional $0.4 billion in April.
  Completed monetization of the company’s CVE common shares, generating proceeds of $1.4 billion during the quarter with funds applied to share repurchases, and $2.5 billion in total proceeds since May 2021.
  Published Plan for the Net-Zero Energy Transition focused on meeting the company’s Triple Mandate objectives: reliably and responsibly meeting energy transition pathway demand, delivering competitive returns on and of capital and achieving net-zero operational emissions ambitions.
  Ended the quarter with cash and short-term investments of $7.5 billion.

Quarterly Dividend and Variable Return of Cash

ConocoPhillips announced a quarterly ordinary dividend of 46 cents per share, payable June 1, 2022, to stockholders of record at the close of business on May 17, 2022. In addition, the company announced a third-quarter VROC of 70 cents per share, payable July 15, 2022, to stockholders of record at the close of business on June 28, 2022.

First-Quarter Review

Production for the first quarter of 2022 was 1,747 thousand barrels of oil equivalent per day (MBOED), an increase of 220 MBOED from the same period a year ago. After adjusting for closed acquisitions and dispositions, the conversion of previously acquired Concho contracted volumes from a two-stream to a three-stream basis, and 2021 Winter Storm Uri impacts, first-quarter 2022 production decreased by 36 MBOED or 2% from the same period a year ago. This decrease was primarily due to downtime and seasonality impacts as new production from the Lower 48 and other development programs more than offset decline.

In the Lower 48, production averaged 967 MBOED, including 640 MBOED from the Permian, 208 MBOED from the Eagle Ford and 97 MBOED from the Bakken. Lower 48 ended the quarter with 22 drilling rigs and eight frac crews at work. In Canada, drilling and completion activities continued at Montney while construction progressed on the second phase of the company’s processing facility. In Qatar, a planned major turnaround at Train 6 was successfully completed.

Earnings increased from first-quarter 2021 primarily due to higher realized prices and volumes, as well as a tax benefit related to closure of an audit. Excluding special items, adjusted earnings were higher compared with first-quarter 2021 due to higher realized prices and volumes. The company’s total average realized price was $76.99 per barrel of oil equivalent (BOE), 70% higher than the $45.36 per BOE realized in the first quarter of 2021, as production remains unhedged and thus realizes the full benefit of higher marker prices.

For the quarter, cash provided by operating activities was $5.1 billion. Excluding a $2.0 billion change in operating working capital, ConocoPhillips generated CFO of over $7 billion. Dispositions generated $2.3 billion, including $1.4 billion from sale of CVE shares, with the proceeds from CVE sales applied to additional share repurchases. The company funded $3.2 billion of capital expenditures and investments, comprised of $1.8 billion in operating capital and $1.4 billion to acquire an additional 10% interest in APLNG. In addition, the company paid $0.9 billion in ordinary dividends and VROC, repurchased $1.4 billion of shares, refinanced its revolving credit facility and paid $1.1 billion to reduce total debt. In April, the company also initiated the early retirement of a $1.25 billion note due 2026 that is expected to settle in May 2022 and further accelerate progress toward the debt reduction target.

Outlook

Second-quarter 2022 production is expected to be 1.67 to 1.73 million barrels of oil equivalent per day (MMBOED), reflecting the impacts of seasonal turnarounds planned in Europe and Canada as well as weather impacts experienced during April in the Bakken. The company’s full-year production is expected to be approximately 1.76 MMBOED, reflecting a net reduction of approximately 25 MBOED from acquisitions and dispositions closed as of May 5, 2022.

The company adjusted its 2022 operating capital guidance to $7.8 billion versus the prior guidance of $7.2 billion, reflecting higher partner-operated spend in Lower 48 and inflationary impacts. This guidance excludes $1.4 billion of capital associated with the closed acquisition of an additional 10% interest in APLNG.

Full-year guidance for depreciation, depletion and amortization has decreased to $7.7 billion, reflecting the impact of revised production guidance. All other guidance items remain unchanged.

ConocoPhillips will host a conference call today at 12:00 p.m. Eastern time to discuss this announcement. To listen to the call and view related presentation materials and supplemental information, go to www.conocophillips.com/investor.

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About ConocoPhillips

ConocoPhillips is one of the world’s leading exploration and production companies based on both production and reserves, with a globally diversified asset portfolio. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 13 countries, $93 billion of total assets and approximately 9,400 employees at March 31, 2022. Production averaged 1,747 MBOED for the three months ended March 31, 2022, and proved reserves were 6.1 BBOE as of Dec. 31, 2021. For more information, go to www.conocophillips.com.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined under the federal securities laws. Forward-looking statements relate to future events, plans and anticipated results of operations, business strategies, and other aspects of our operations or operating results. Words and phrases such as “anticipate," “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict," “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include the impact of public health crises, including pandemics (such as COVID-19) and epidemics and any related company or government policies or actions; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes resulting from any ongoing military conflict, including the conflict between Russia and Ukraine and the global response to it, or from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; changes in commodity prices, including a prolonged decline in these prices relative to historical or future expected levels; insufficient liquidity or other factors, such as those listed herein, that could impact our ability to repurchase shares and declare and pay dividends such that we suspend our share repurchase program and reduce, suspend, or totally eliminate dividend payments in the future, whether variable or fixed; changes in expected levels of oil and gas reserves or production; potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments, including due to operating hazards, drilling risks or unsuccessful exploratory activities; unexpected cost increases, inflationary pressures or technical difficulties in constructing, maintaining or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; disruptions or interruptions impacting the transportation for our oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships, including the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of our business, including any sanctions imposed as a result of any ongoing military conflict, including the conflict between Russia and Ukraine; our ability to collect payments when due under our settlement agreement with PDVSA; our ability to collect payments from the government of Venezuela as ordered by the ICSID; our ability to liquidate the common stock issued to us by Cenovus Energy Inc. at prices we deem acceptable, or at all; our ability to complete any announced or any future dispositions or acquisitions on time, if at all; the possibility that regulatory approvals for any announced or any future dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of the transactions or our remaining business; business disruptions following the acquisition of assets from Shell (the “Shell Acquisition”) or any other announced or any future dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced or any future dispositions in the manner and timeframe we anticipate, if at all; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation, including litigation related directly or indirectly to our transaction with Concho Resources Inc.; the impact of competition and consolidation in the oil and gas industry; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; general domestic and international economic and political conditions or developments, including as a result of any ongoing military conflict, including the conflict between Russia and Ukraine; the ability to successfully integrate the assets from the Shell Acquisition or achieve the anticipated benefits from the transaction; unanticipated difficulties or expenditures relating to the Shell Acquisition; changes in fiscal regime or tax, environmental and other laws applicable to our business; and disruptions resulting from accidents, extraordinary weather events, civil unrest, political events, war, terrorism, cyber attacks or information technology failures, constraints or disruptions; and other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors – The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. We may use the term “resource” in this news release that the SEC’s guidelines prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC. Copies are available from the SEC and from the ConocoPhillips website.

Use of Non-GAAP Financial Information – To supplement the presentation of the company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this news release and the accompanying supplemental financial information contain certain financial measures that are not prepared in accordance with GAAP, including adjusted earnings (calculated on a consolidated and on a segment-level basis), adjusted earnings per share and cash from operations (CFO).

The company believes that the non-GAAP measure adjusted earnings (both on an aggregate and a per-share basis) is useful to investors to help facilitate comparisons of the company’s operating performance associated with the company’s core business operations across periods on a consistent basis and with the performance and cost structures of peer companies by excluding items that do not directly relate to the company’s core business operations. The company further believes that the non-GAAP measure CFO is useful to investors to help understand changes in cash provided by operating activities excluding the timing effects associated with operating working capital changes across periods on a consistent basis and with the performance of peer companies. The company believes that the above-mentioned non-GAAP measures, when viewed in combination with the company’s results prepared in accordance with GAAP, provides a more complete understanding of the factors and trends affecting the company’s business and performance. The company’s Board of Directors and management also use these non-GAAP measures to analyze the company’s operating performance across periods when overseeing and managing the company’s business.

Each of the non-GAAP measures included in this news release and the accompanying supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the company’s presentation of non-GAAP measures in this news release and the accompanying supplemental financial information may not be comparable to similarly titled measures disclosed by other companies, including companies in our industry. The company may also change the calculation of any of the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations to include other adjustments that may impact its operations.

Reconciliations of each non-GAAP measure presented in this news release to the most directly comparable financial measure calculated in accordance with GAAP are included in the release.

Other Terms – This news release also contains the term pro forma underlying production. Pro forma underlying production reflects the impact of closed acquisitions and closed dispositions as of March 31, 2022. The impact of closed dispositions assume they closed January 1, 2021, while the 2021 impact of the closed Shell Permian acquisition and the additional 10% APLNG interest acquisition assume they closed January 1, 2021 and February 1, 2021, respectively. The company believes that underlying production is useful to investors to compare production reflecting the impact of closed acquisitions and dispositions on a consistent go-forward basis across periods and with peer companies. Return of capital is defined as the total of the ordinary dividend, share repurchases and variable return of cash (VROC).

References in the release to earnings refer to net income.

ConocoPhillips
Table 1: Reconciliation of earnings to adjusted earnings
$ Millions, Except as Indicated

	1Q22				1Q21
	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)
Earnings			$5,759	4.39			982	0.75
Adjustments:
Net gain on asset sales	(763)	154	(609)	(0.47)	(200)	6	(194)	(0.15)
Tax adjustments	-	(566)	(566)	(0.43)	-	75	75	0.06
(Gain) loss on CVE shares	(251)	-	(251)	(0.19)	(308)	-	(308)	(0.24)
Gain on debt extinguishment and exchange fees	(127)	65	(62)	(0.05)	-	-	-	-
Transaction and restructuring expenses	14	(4)	10	0.01	291	(48)	243	0.19
(Gain) loss on FX derivative	10	(2)	8	0.01	4	(1)	3	-
Net realized loss on accelerated settlement of Concho hedging program	-	-	-	-	132	(31)	101	0.08
Adjusted earnings / (loss)			$4,289	3.27			902	0.69

The income tax effects of the special items are primarily calculated based on the statutory rate of the jurisdiction in which the discrete item resides.
ConocoPhillips
Table 2: Reconciliation of reported production to pro forma underlying production
In MBOED, Except as Indicated

	1Q22	1Q21
Total Reported ConocoPhillips Production	1,747	1,527

Closed Dispositions[1]	(33)	(67)
Closed Acquisitions [2]	-	200
Total Pro Forma Underlying Production	1,714	1,660

Estimated Downtime from Winter Storm Uri[3]	-	50
Estimated Uplift from 2 to 3 stream conversion[4]	(40)	-

[1]Includes production related to the completed Indonesia disposition and various Lower 48 dispositions.
[2]Includes production related to the acquisition of Shell's Permian assets as well as the additional 10% shareholding interest in APLNG. 2021 has been pro forma adjusted for these acquisitions and assumes 180 MBOED for the Shell Permian assets.
[3]Estimated production impacts from Winter Storm Uri, which are excluded from Total Reported Production and Total Pro Forma Underlying Production.
[4]Estimated production impacts from the conversion of Concho two-stream contracted volumes to a three-stream (crude oil, natural gas and natural gas liquids) reporting basis, which are included in Total Reported Production and Total Pro Forma Underlying Production.
ConocoPhillips
Table 3: Reconciliation of net cash provided by operating activities to cash from operations
$ Millions, Except as Indicated

1Q22
Net Cash Provided by Operating Activities	5,068

Adjustments:
Net operating working capital changes	(1,957)
Cash from operations	7,025

Contacts

Dennis Nuss (media)
281-293-1149
dennis.nuss@conocophillips.com

Investor Relations
281-293-5000
investor.relations@conocophillips.com